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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated May 8, 2018, except for Note 22, as to which the date is May 14, 2018, in Amendment No. 2 to the Registration Statement (Form S-1 No. 333-224493) and related Prospectus of Scholar Rock Holding Corporation for the registration of 6,164,000 shares of its common stock.

/s/ Ernst & Young LLP

Boston, Massachusetts
May 14, 2018

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm